ImClone Systems
Incorporated
180 Varick Street
New York, NY 10014
Tel: (212) 645-1405
Fax: (212) 645-2054
www.imclone.com

Contacts:
Rebecca Gregory	Tracy Henrikson
Corporate Communications	Corporate Communications
ImClone Systems Incorporated	ImClone Systems Incorporated
(646) 638-5058	(908) 243-9945
MEDIA@IMCLONE.COM

IMCLONE AND SANOFI-AVENTIS SETTLE PATENT LITIGATION WITH YEDA RESEARCH AND DEVELOPMENT CORPORATION

NEW YORK, December 7, 2007 – ImClone Systems Incorporated (NASDAQ: IMCL), a global leader in the development and commercialization of novel cancer therapeutics, today announced that it has signed a settlement agreement with Yeda Research and Development Company Ltd. and Sanofi-Aventis to end worldwide litigation related to U.S. Patent No. 6,217,866 (the “866 Patent”) and its foreign counterparts. All terms of the settlement agreement have been finalized and the parties will submit stipulations to the appropriate courts and patent offices in the various jurisdictions.

Under the terms of the settlement agreement, the companies agree that Yeda is the sole owner of the 866 Patent in the U.S., and Yeda and Sanofi-Aventis are co-owners of the 866 Patent’s foreign counterparts. Pursuant to the terms of the settlement agreement, ImClone and Sanofi-Aventis will each pay Yeda $60.0 million in cash for full and final settlement of the claims and counterclaims in the matter. ImClone shall be granted a worldwide license to technology patented under the 866 Patent. ImClone will make a contingent payment to Yeda of a low single-digit royalty on sales in and outside of the U.S. and will pay Sanofi-Aventis a low single-digit royalty on sales outside of the United States. ImClone’s worldwide royalty rate for ERBITUX sales pursuant to the settlement agreement remains unchanged.

“This settlement agreement with Yeda and Sanofi-Aventis further solidifies our ability to maximize the commercialization of ERBITUX in the U.S. and abroad going forward,” said John H. Johnson, Chief Executive Officer of ImClone. “With this settlement, we have now successfully resolved two important patent litigation claims this year through mutually beneficial agreements that enhance the future commercial and financial potential for ImClone and ERBITUX.”

Yeda Research and Development Company Ltd. is responsible for technology transfer from the Weizmann Institute of Science, Israel's leading center of research and graduate education. The Institute's activities range across the spectrum of contemporary science. Yeda holds an exclusive agreement with the Institute for the marketing and commercialization of new developments emerging from the Institute's laboratories.

About ERBITUX(R) (cetuximab)
ERBITUX is a monoclonal antibody (IgG1 Mab) designed to inhibit the function of a molecular structure expressed on the surface of normal and tumor cells called the epidermal growth factor receptor (EGFR, HER1, c-ErbB-1). In vitro assays and in vivo animal studies have shown that binding of ERBITUX to the EGFR blocks phosphorylation and activation of receptor-associated kinases, resulting in inhibition of cell growth, induction of apoptosis, and decreased matrix metalloproteinase and vascular endothelial growth factor production. In vitro, ERBITUX can mediate antibody-dependent cellular cytotoxicity (ADCC) against certain human tumor types. No anti-tumor effects of ERBITUX were observed in human tumor xenografts lacking EGFR expression. EGFR is part of a signaling pathway that is linked to the growth and development of many human cancers, including those of the head and neck, colon and rectum.

ERBITUX, as a single agent, is indicated for the treatment of EGFR-expressing mCRC after failure of both irinotecan- and oxaliplatin-based regimens. ERBITUX, as a single agent, is also indicated for the treatment of EGFR-expressing mCRC in patients who are intolerant to irinotecan-based regimens.

For full prescribing information, including boxed WARNINGS regarding infusion reactions and cardiopulmonary arrest, visit http://www.ERBITUX.com.

Important Safety Information
Grade 3/4 infusion reactions occurred in approximately 3% of patients receiving ERBITUX (cetuximab) in clinical trials with fatal outcome reported in less than 1 in 1000. Reactions characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, hypotension, loss of consciousness, and/or cardiac arrest. Severe infusion reactions require immediate and permanent discontinuation of ERBITUX therapy.

Most reactions (90%) were associated with the first infusion of ERBITUX despite premedication with antihistamines. Caution must be exercised with every ERBITUX infusion as there were patients who experienced their first severe infusion reaction during later infusions. Monitor patients for 1-hour following ERBITUX infusions in a setting with resuscitation equipment and other agents necessary to treat anaphylaxis (e.g., epinephrine, corticosteroids, intravenous antihistamines, bronchodilators, and oxygen). Longer observation periods may be required in patients who require treatment for infusion reactions.

Severe cases of interstitial lung disease (ILD), which was fatal in one case, occurred in 4 of 1570 (less than 0.5%) of patients receiving ERBITUX in clinical trials. Permanently discontinue ERBITUX where ILD is confirmed.

In clinical studies of ERBITUX, dermatologic toxicities, including acneform rash, skin drying and fissuring, paronychial inflammation, infectious sequelae (eg, S. aureus sepsis, abscess formation, cellulitis, blepharitis, cheilitis), and hypertrichosis occurred in patients receiving ERBITUX therapy. Acneform rash occurred in 76-88% of 1373 patients receiving ERBITUX in clinical trials with severe acneform rash occurring in 1-17% of patients. Acneform rash usually developed within the first two weeks of therapy and resolved in a majority of the patients after cessation of treatment, although in nearly half, the event continued beyond 28 days. Monitor patients receiving ERBITUX for dermatologic toxicities and infectious sequelae. Sun exposure may exacerbate these effects.

In women of childbearing potential, appropriate contraceptive measures must be used during treatment with ERBITUX and for 6 months following the last dose of ERBITUX. If ERBITUX is used during pregnancy or if patients become pregnant while receiving ERBITUX, patients should be apprised of the potential risk for loss of pregnancy or potential hazard to the fetus.

Hypomagnesemia occurred in 55% (199/365) of patients receiving ERBITUX and was severe (NCI CTC grades 3 & 4) in 6-17%. The onset of hypomagnesemia and accompanying electrolyte abnormalities occurred days to months after initiation of ERBITUX. Monitor patients periodically for hypomagnesemia, hypocalcemia and hypokalemia, during and for at least 8 weeks following the completion of ERBITUX. Replete electrolytes as necessary.

The most serious adverse reactions associated with ERBITUX in mCRC patients are infusion reactions, dermatologic toxicity, sepsis, renal failure, interstitial lung disease, and pulmonary embolus.

The most common adverse reactions with ERBITUX (incidence greater than or equal to 25% in the ERBITUX + plus best supportive care arm (BSC)) (n=288) vs. BSC (n=274), respectively, were fatigue (89%, 76%), rash/desquamation (89%, 16%), abdominal pain (59%, 52%), pain-other (51%, 34%), dry skin (49%, 11%), dyspnea (48%, 43%), constipation (46%, 38%), pruritus (40%, 8%), diarrhea (39%, 20%), vomiting (37%, 29%), infection without neutropenia (35%, 17%), headache (33%, 11%), fever (30%, 18%), insomnia (30%, 15%), cough (29%, 19%), dermatology-other (27%, 6%), and stomatitis (25%, 10%).

About ImClone Systems
ImClone Systems Incorporated is a fully integrated biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey. For more information about ImClone Systems, please visit the Company’s web site at http://www.imclone.com.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those currently expected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in the Company's most recent annual report of Form 10-K and in its quarterly reports on Form 10-Q and current reports on Form 8-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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